Exhibit 99.1

For Immediate Release / Draft Version #18

Shev Rush Media First Public Relations shev@mediafirstpr.com 760-567-4321 Judy Piercey Kintera Corporate Communications jpiercey@kintera.com 858-795-3056

Kintera Reports Record Revenue For First Quarter 2004

SAN DIEGO, CA – April 28, 2004 –

•                  Q1 2004 revenue increased to $3.1 million, up from $1.2 million in Q1 2003

•                  $59 million in online donations for past 12 months, compared to $16 million for prior 12 months

•                  Product commercialization accelerated by incorporating technologies from strategic acquisitions

Kintera® Inc. (Nasdaq: KNTA), an innovative provider of software as a service to nonprofits, today reported its first quarter 2004 financial and operating results, reflecting a growing demand for easy-to-use online technology for nonprofit organizations.  For the quarter ended March 31, 2004, Kintera’s revenue was $3.1 million, an increase from $1.2 million in the first quarter of 2003.

“Kintera had a record first quarter in 2004, with revenues increasing 2.6-fold from the same period last year,” said Harry Gruber, M.D., CEO and chairman of Kintera.  “We are accelerating product commercialization by incorporating the technologies of our strategic acquisitions.  In the first quarter, Kintera acquired Prospect Information Network (P!N), the leading provider of prospect screening solutions to the nonprofit fundraising community, and Carol/Trevelyan Strategy Group (CTSG), a leader in providing online advocacy solutions.

Continued Gruber, “We are already seeing strong evidence of cross-selling synergies.  For example, many of P!N’s customers have expressed interest in our Kintera Sphere™ platform.  Also, most significant Kintera accounts or prospects have P!N’s services, or have expressed interest in buying P!N’s services.  We have experienced similar synergies with CTSG.  As a result, we are updating our guidance for the second quarter of 2004 to an estimated revenue range of approximately $4.7 million to $5.0 million, and for 2004 to an estimated range of approximately $21 to $25 million.”

“We are incorporating the newly acquired technologies into one easy-to-use software platform, Kintera Sphere,” noted Gruber.  “Kintera is staying true to our vision of providing one unified platform in order to reduce our need for additional infrastructure support as our revenue grows.  Also, only a unified platform can optimally deliver for our nonprofit customers on the promise of knowledge interaction – offering real-time interactivity based on a complete knowledge of the consumer.”

Kintera typically generates revenue from upfront and monthly maintenance fees, as well as transaction fees for online donations processed for accounts.  Kintera continues to experience significant growth in online donations.  For the twelve months ended March 31, 2004, the company processed $58.9 million in online donations for accounts, a 3.6-fold increase as compared to the $16.3 million processed for the twelve months ended March 31, 2003.

(more)

9605 Scranton Road, Suite 240 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera’s net loss for the first quarter of 2004 was $4.7 million, or $.21 per share, compared to a net loss of $2.4 million, or $.28 per share, in the first quarter of 2003.  Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $3.3 million in the first quarter of 2004, compared to a loss of $1.9 million in the first quarter of 2003.  Cash, cash equivalents and short-term investments as of March 31, 2004 totaled $35.7 million, compared to $38.7 million as of December 31, 2003.  Kintera estimates the net loss in the second quarter of 2004 will be approximately $.17 to $.19 per share, and for 2004, $.52 to $.54 per share.  Accounting rules regarding Kintera’s acquisitions require the company to incur 100% of operating expenses from the date of acquisition, but limits the amount of acquired deferred revenue the company can recognize.

As previously announced, Kintera will hold a conference call today at 5:00 p.m. Eastern Time, hosted by Harry E. Gruber, M.D., CEO and chairman of the board of directors; James A. Rotherham, CFO; and Dennis N. Berman, EVP and vice chairman of the board of directors.  The conference call can be accessed by dialing toll free 800-265-0241 (617-847-8704 for international calls), using conference code 18738117.  The live webcast and replay of the call over the Internet will be available at www.kintera.com in the “Investor Relations” area under “Financial Information.”

About Kintera Inc.

Kintera® Inc. (Nasdaq: KNTA) is an innovative provider of software as a service that helps nonprofit organizations foster a powerful sense of community to achieve their mission.  Kintera’s Knowledge Interaction technology strengthens an organization’s community by providing volunteers, members, donors and staff web-based tools to efficiently fulfill their tasks and share real-time data and information.  The company’s Internet innovations include its Friends Asking Friends® solicitation program and Kintera Sphere™, an enterprise-grade software system that provides content management, contact management, communication tools, commerce applications, community-building features and reporting functions.  Kintera’s technology is built on a unified database and payment processing engine.  A web browser is all that is needed to use Kintera Sphere to help increase donations, reduce fundraising costs and build awareness and affinity for a cause.  For more information, visit Kintera at www.kintera.com.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements.  Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Kintera is providing this information as of April 28, 2004, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated sales, operating results, expenses, cash flows, capital expenditures, and growth in the market for Kintera’s services.  These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here.  Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to, our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.  Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise.  Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA, may be considered non-GAAP financial measures.  Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2004	2003

Net revenues	$3,075	$1,193
Cost of revenues	569	246
Gross profit	2,506	947
Gross margin	81%	79%

Sales and marketing	3,059	1,788
Product development and support	1,581	766
General and administrative	1,529	444
Stock-based compensation	1,128	373
Total operating expenses	7,297	3,371

Operating loss	(4,791)	(2,424)

Interest income (expense) and other	57	7

Net loss	$(4,734)	$(2,417)

Basic and diluted net loss per share	$(0.21)	$(0.28)

Weighted average shares - basic and diluted	22,473	8,532

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	As of March 31, 2004	As of December 31, 2003
	(unaudited)

Cash, cash equivalents and short-investments	$35,711	$38,672
Accounts receivable	2,890	1,933
Accounts receivable from related party	—	475
Other current assets	951	754
Total current assets	39,552	41,834

Property and equipment, net	1,830	1,458
Intangibles and other	7,308	4,464
Total assets	$48,690	$47,756

Donations payable to customers	$1,389	$799
Deferred revenue	2,684	1,931
Bank debt	391	361
Accounts payable and other current liabilities	3,035	2,440
Total current liabilities	7,499	5,531

Other liabilities	315	72

Stockholders’ equity	40,876	42,153
Total liabilities and stockholders’ equity	$48,690	$47,756

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands)

(unaudited)

	March 31,
	2004	2003

Net Income (Loss)	$(4,734)	$(2,417)

Interest income	(57)	(7)

Depreciation	200	126

Taxes	53	5

Amortization of intangibles and deferred compensation	1,193	413

EBITDA	$(3,345)	$(1,880)